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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 13, 1999 relating to the financial statements, which appears in Aastrom Biosciences, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
September 21, 1999